Exhibit 99.4

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into this 24th day of March, 2026, by and among CAMDEN PROPERTY TRUST, a Texas real estate investment trust (“Camden”), CAMDEN DEVELOPMENT, INC., a Delaware corporation (“Development”), and BENJAMIN D. FRAKER, an individual (the “Executive”). (For purposes of this Agreement, the term “Company” means Camden, Development, either of them, or both of them together, as the context may require.)

RECITALS

THE PARTIES ENTER THIS AGREEMENT on the basis of the following facts, understandings and intentions:

A. Development desires to employ the Executive, and the Executive desires to accept such employment, on the terms and conditions set forth in this Agreement.

B. This Agreement shall be effective as set forth herein and shall govern the relationship between the Executive, on the one hand, and Camden and Development, on the other hand, from and after the Effective Date, and, as of the Effective Date, supersedes and negates all previous agreements and understandings between them with respect to such relationship.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals incorporated herein and the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties agree as follows:

1.	Retention and Duties.

1.1

Retention. Development does hereby hire, engage and employ the Executive for the Period of Employment (as such term is defined in Section 2) on the terms and conditions expressly set forth in this Agreement. The Executive does hereby accept and agree to such hiring, engagement and employment, on the terms and conditions expressly set forth in this Agreement. Except as otherwise expressly provided, capitalized terms are used as defined in this Agreement.

1.2

Duties. While the Executive shall be employed by Development during the Period of Employment, during such Period of Employment the Executive shall serve as Camden’s Executive Vice President-Chief Financial Officer, reporting to the Chief Executive Officer of Camden, and shall have such other duties and obligations as Camden and Development may determine from time to time. The Executive agrees that, during the Period of Employment and for any applicable period following the end of the Period of Employment, the Executive will comply with all applicable policies of Camden, Development, and their respective Affiliates (as defined below) applicable to Company employees, as well as the Camden Property Trust Code of Business Conduct and Ethics, the Camden Property Trust Code of Ethical Conduct for Senior Financial Officers, any applicable clawback or recoupment policy of the Company or any of its Affiliates, in each case including any successor policy, and as each may be in effect from time to time.

1.3

No Other Employment; Minimum Time Commitment. During the Period of Employment, the Executive shall: (i) devote substantially all of the Executive’s business time, energy and skill to the performance of the Executive’s duties for Camden and Development; (ii) perform such duties in a faithful, effective and efficient manner to the best of the Executive’s abilities; and (iii) hold no other employment. The Executive’s service on the boards of directors (or similar body) of other business entities is subject to the prior written approval of the Board. The Company shall have the right to require the Executive to resign from any board or similar body (including, without limitation, any association, corporate, civic or charitable board or similar body) which the Executive may then serve if the Board reasonably determines that the Executive’s service on such board or body interferes with the effective discharge of the Executive’s duties and responsibilities to the Company or that any business related to such service is then in direct or indirect competition with any business of the Company or any of its Affiliates, successors or assigns.

1.4

Location. The Executive’s principal place of employment shall be the Company’s principal executive office (currently located in Houston, Texas) as it may be located from time to time. The Executive agrees that the Executive will be regularly present at that office during regular business hours (except for required business travel, holidays, vacation and other leaves consistent with this Agreement). The Executive acknowledges that the Executive will be required to travel from time to time in the course of performing the Executive’s duties for the Company.

2.

Period of Employment. The “Period of Employment” shall be a period of time commencing on March 24, 2026 (the “Effective Date”) and ending at the close of business on August 20, 2027 (the “Termination Date”); provided, however, that this Agreement shall be automatically renewed, and the Period of Employment shall be automatically extended for one (1) additional year on the Termination Date and each anniversary of the Termination Date thereafter, unless the Executive or the Company gives written notice at least sixty (60) days prior to the expiration of the Period of Employment (including any renewal thereof) of such party’s desire to terminate the Period of Employment (such notice to be delivered in accordance with Section 17). The term “Period of Employment” shall include any extension thereof pursuant to the preceding sentence. Provision of notice that the Period of Employment shall not be extended or further extended, as the case may be, shall not constitute a breach of this Agreement and, in the case of a provision of such notice by the Company, shall not constitute either a termination of the Executive’s employment by the Company without “Cause” or grounds for a termination by the Executive for “Good Reason” for purposes of this Agreement. Notwithstanding the foregoing, the Period of Employment is subject to earlier termination as provided below in this Agreement.

3.	Compensation.

3.1

Base Salary. During the Period of Employment, the Company shall pay the Executive a base salary (the “Base Salary”), which shall be paid in accordance with the Company’s regular payroll practices in effect from time to time but not less frequently than in monthly installments. The Executive’s Base Salary shall be at an annualized rate of FIVE HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($575,000.00). The Company may, in its sole discretion, increase (but not decrease) the Executive’s rate of Base Salary.

The allocation of the rights and obligations between Camden and Development shall be determined by separate agreement of those parties. (For clarity, as to any specific salary, award, benefit, severance or other compensation provided for in this Agreement, Executive shall be entitled to the amount specified in this Agreement from either Camden or Development, as Camden and Development may determine in their discretion unless otherwise expressly provided in this Agreement, and not from each of them.)

3.2

Annual Incentive. The Executive shall be eligible to receive an incentive bonus for each fiscal year of the Company that occurs during the Period of Employment (“Incentive Bonus”). Notwithstanding the foregoing and except as otherwise expressly provided in this Agreement, the Executive must be employed by the Company at the time the Company pays incentive bonuses to employees generally with respect to a particular fiscal year in order to earn and be eligible for an Incentive Bonus for that year (and, if the Executive is not so employed at such time, in no event shall the Executive have been considered to have “earned” any Incentive Bonus with respect to the fiscal year). The Executive’s Incentive Bonus amount for a particular fiscal year of the Company shall be determined by the Company in its sole discretion, based on performance objectives (which may include company-wide, business unit or division, financial, strategic, individual or other objectives) established with respect to that particular fiscal year by Camden’s Board of Trust Managers (the “Board”) or a committee thereof or such other factors the Company may consider relevant in the circumstances. Any Incentive Bonus opportunity may be structured as a cash bonus opportunity, a right to receive a Camden equity award (on such terms and conditions as the Board (or a committee thereof) may provide), or a combination thereof.

3.3

Equity Awards. The Executive shall be considered for the grant of Camden equity awards (the “Long-Term Incentive Compensation”) during the Period of Employment (generally, on an annual basis when the Board approves annual equity awards for Company executives generally); provided that whether any such award is granted, the type(s) of award(s) granted, the size(s) of any award(s), applicable vesting requirements, and the other terms and conditions of any such award(s), shall be in the sole discretion of the Board (or a committee thereof).

4.	Benefits.

4.1

Retirement, Welfare and Fringe Benefits. During the Period of Employment, the Executive shall be entitled to participate in all employee retirement and welfare benefit plans and programs, and fringe benefit plans and programs, made available by the Company to its employees generally, in accordance with the eligibility and participation provisions of such plans and as such plans or programs may be in effect from time to time. The Company reserves the right, in its sole discretion, to change, modify and terminate such plans and programs from time to time.

4.2

Reimbursement of Business Expenses. The Executive is authorized to incur reasonable expenses in carrying out the Executive’s duties for the Company under this Agreement and shall be entitled to reimbursement for all reasonable business expenses the Executive incurs during the Period of Employment in connection with carrying out the Executive’s duties for the Company, subject to the Company’s expense reimbursement policies and any pre-approval policies in effect from time to time. The Executive agrees to promptly submit and document any reimbursable expenses in accordance with the Company’s expense reimbursement policies to facilitate the timely reimbursement of such expenses.

4.3

Paid Time Office and Other Leave. During the Period of Employment, the Executive’s shall be entitled to vacation time in accordance with and subject to the Company’s vacation policies as in effect from time to time (which policies may limit vacation accruals and/or limit the amount of accrued but unused vacation to carry over from year to year). The Executive shall also be entitled to all other holiday and leave pay generally available to other employees of the Company.

5.	Termination.

5.1

Termination by the Company. During the Period of Employment, the Executive’s employment by the Company, and the Period of Employment, may be terminated at any time by the Company: (i) with Cause; or (ii) with no less than sixty (60) days advance written notice to the Executive (such notice to be delivered in accordance with Section 17), without Cause; or (iii) in the event of the Executive’s death; or (iv) in the event that the Board determines in good faith that the Executive has a Disability (as defined below).

5.2

Termination by the Executive. During the Period of Employment, the Executive’s employment by the Company, and the Period of Employment, may be terminated by the Executive with no less than sixty (60) days advance written notice to the Company (such notice to be delivered in accordance with Section 17); provided, however, that in the case of a termination for Good Reason within sixty (60) days prior to, upon, or following a Change in Control (as defined below), the Executive may provide immediate written notice of termination once the applicable cure period (as contemplated by the definition of Good Reason) has lapsed.

5.3

Benefits upon Termination. If the Executive’s employment by the Company is terminated for any reason by the Company or by the Executive (whether or not during or following the expiration of the Period of Employment) (the date that the Executive’s employment by the Company terminates is referred to as the “Severance Date”), the Company shall have no further obligation to make or provide to the Executive, and the Executive shall have no further right to receive or obtain from the Company, any payments or benefits except as follows:

(a) The Company shall pay the Executive (or, in the event of the Executive’s death, the Executive’s estate) any Accrued Obligations (as defined below);

(b) If the Executive’s employment with the Company terminates during the Period of Employment as a result of a termination by the Company without Cause (other than due to the Executive’s death or Disability) and Section 5.3(c) does not apply, the Executive shall be entitled to the following benefits:

(i) The Company shall pay the Executive (in addition to the Accrued Obligations), subject to tax withholding and other authorized deductions, an amount equal to two (2) times the greater of (A) the Gross Income that would be payable in the Company’s fiscal year in which Executive’s Separation from Service occurs or (B) the average Gross Income that was earned by the Executive in the three most recent fiscal years of the Company that ended before the Executive’s Separation from Service. Subject to Section 21(b), the Company shall pay such severance benefit to the Executive no later than the tenth (10th) business day following the Executive’s Separation from Service.

(ii) The Company will pay or reimburse the Executive for the Executive’s premiums charged to continue medical coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), at the same or reasonably equivalent medical coverage for the Executive (and, if applicable, the Executive’s eligible dependents) as in effect immediately prior to the Severance Date, to the extent that the Executive elects such continued coverage; provided that the Company’s obligation to make any payment or reimbursement pursuant to this clause (ii) shall, subject to Section 21(b), commence with continuation coverage for the month following the month in which the Executive’s Separation from Service occurs and shall cease with continuation coverage for the twelfth (12th) month following the month in which the Executive’s Separation from Service occurs (or, if earlier, shall cease upon the first to occur of the Executive’s death, the date the Executive becomes eligible for coverage under the health plan of a future employer, or the date the Company ceases to offer group medical coverage to its active executive employees or the Company is otherwise under no obligation to offer COBRA continuation coverage to the Executive). To the extent the Executive elects COBRA coverage, the Executive shall notify the Company in writing of such election prior to such coverage taking effect and complete any other continuation coverage enrollment procedures the Company may then have in place. The Company’s obligations pursuant to this Section 5.3(b)(ii) are subject to the Company’s ability to comply with applicable law and provide such benefit without resulting in adverse tax consequences (such as, without limitation, rendering participation in a Company health and welfare plan taxable to participants or resulting in unintended tax penalties for the Company).

(iii) The Company shall promptly pay to the Executive any Incentive Bonus that would otherwise be paid to the Executive had the Executive’s employment with the Company not terminated with respect to any fiscal year that ended before the Severance Date, to the extent not theretofore paid.

(iv) Each equity award granted by the Company to the Executive that vests based solely on the Executive’s continued service with the Company, to the extent then outstanding and unvested, shall be fully vested as of the Severance Date. As to any equity award granted by the Company to the Executive that is then (on the Executive’s Severance Date) outstanding and subject to performance-based vesting requirements, the vesting of such award will continue to be governed by its terms, provided that any service-based vesting requirement under such outstanding equity-based award shall be deemed satisfied in full as of the Severance Date.

(c) If the Executive’s employment with the Company terminates during the Period of Employment as a result of a termination by the Company without Cause (other than due to the Executive’s death or Disability) or a resignation by the Executive for Good Reason, and in either case such termination occurs within sixty (60) days prior to, upon, or at any time following a Change in Control of the Company, the Executive shall be entitled to the following benefits:

(i) The Company shall pay the Executive (in addition to the Accrued Obligations), subject to tax withholding and other authorized deductions, an amount equal to 2.99 times the greater of (A) the Gross Income that would be payable in the Company’s fiscal year in which Executive’s Separation from Service occurs or (B) the average Gross Income that was earned by the Executive in the three most recent fiscal years of the Company that ended before the Executive’s Separation from Service. Subject to Section 21(b), the Company shall pay such severance benefit to the Executive no later than the tenth (10th) business day following the Executive’s Separation from Service.

(ii) The Company will pay or reimburse the Executive for the Executive’s premiums charged to continue medical coverage pursuant to COBRA, at the same or reasonably equivalent medical coverage for the Executive (and, if applicable, the Executive’s eligible dependents) as in effect immediately prior to the Severance Date, to the extent that the Executive elects such continued coverage; provided that the Company’s obligation to make any payment or reimbursement pursuant to this clause (ii) shall, subject to Section 21(b), commence with continuation coverage for the month following the month in which the Executive’s Separation from Service occurs and shall cease with continuation coverage for the twelfth (12th) month following the month in which the Executive’s Separation from Service occurs (or, if earlier, shall cease upon the first to occur of the Executive’s death, the date the Executive becomes eligible for coverage under the health plan of a future employer, or the date the Company ceases to offer group medical coverage to its active executive employees or the Company is otherwise under no obligation to offer COBRA continuation coverage to the Executive). To the extent the Executive elects COBRA coverage, the Executive shall notify the Company in writing of such election prior to such coverage taking effect and complete any other continuation coverage enrollment procedures the Company may then have in place. The Company’s obligations pursuant to this Section 5.3(c)(ii) are subject to the Company’s ability to comply with applicable law and provide such benefit without resulting in adverse tax consequences (such as, without limitation, rendering participation in a Company health and welfare plan taxable to participants or resulting in unintended tax penalties for the Company).

(iii) The Company shall promptly pay to the Executive any Incentive Bonus that would otherwise be paid to the Executive had the Executive’s employment with the Company not terminated with respect to any fiscal year that ended before the Severance Date, to the extent not theretofore paid.

(iv) Each equity award granted by the Company to the Executive that vests based solely on the Executive’s continued service with the Company, to the extent then outstanding and unvested, shall be fully vested as of the Severance Date. As to any equity award granted by the Company to the Executive that is then (on the Executive’s Severance Date) outstanding and subject to performance-based vesting requirements, the vesting of such award will continue to be governed by its terms, provided that any service-based vesting requirement under such outstanding equity-based award shall be deemed satisfied in full as of the Severance Date.

(d) If the Executive’s employment with the Company terminates during the Period of Employment as a result of the Executive’s death or Disability, the Company shall pay the Executive the amounts contemplated by Section 5.3(b)(iii).

(e) Notwithstanding the foregoing provisions of this Section 5.3, if the Executive breaches in any material respect any of the Executive’s obligations under the Restrictive Covenants Agreement (as defined below) or this Agreement at any time, from and after the date of such breach and not in any way in limitation of any right or remedy otherwise available to the Company, the Executive will no longer be entitled to, and the Company will no longer be obligated to pay, any remaining unpaid amount contemplated by Section 5.3(b) or 5.3(c), as applicable, provided that, if the Executive provides the Release contemplated by Section 5.4, in no event shall the Executive be entitled to benefits pursuant to Section 5.3(b)(i) or 5.3(c)(i), as applicable, of less than $5,000 (or the amount of such benefits, if less than $5,000), which amount the parties agree is good and adequate consideration, in and of itself, for the Executive’s Release contemplated by Section 5.4.

(f) The foregoing provisions of this Section 5.3 shall not affect: (i) the Executive’s receipt of benefits otherwise due to terminated employees under group insurance coverage consistent with the terms of the applicable Company welfare benefit plan; (ii) the Executive’s rights under COBRA to continue health coverage; or (iii) the Executive’s receipt of benefits otherwise due in accordance with the terms of the Company’s 401(k) plan (if any).

5.4	Release; Resignations; No Other Severance; Leave.

(a) This Section 5.4 shall apply notwithstanding anything else contained in this Agreement or any stock option or other equity award agreement to the contrary. As a condition precedent to any Company obligation to the Executive pursuant to Section 5.3(b) or 5.3(c), or any other obligation to accelerate vesting of any equity award in connection with the termination of the Executive’s employment, the Executive shall timely provide each of Camden and Development with a valid, executed general release agreement in the form provided by the Company (the “Release”), and such Release shall have not been revoked by the Executive pursuant to any revocation rights afforded by applicable law. The Company shall provide the form of Release to the Executive not later than seven (7) days following the Severance Date, and the Executive shall be required to execute and return the Release to both Camden and Development within twenty-one (21) days (or forty-five (45) days if such longer period of time is required to make the Release maximally enforceable under applicable law) after the Company provides the form of Release to the Executive.

(b) The Company and the Executive acknowledge and agree that there is no duty of the Executive to mitigate damages under this Agreement. All amounts paid to the Executive pursuant to Section 5.3 shall be paid without regard to whether the Executive has taken or takes actions to mitigate damages. The Executive agrees to resign (and hereby does so resign), effective on the Severance Date, as an officer, trust manager, and director of each of Camden and Development, as well as any Affiliate of either of them, and as a fiduciary of any benefit plan of the Company or any Affiliate of the Company. The Executive further agrees to promptly execute and provide to the Company any further documentation, as requested by the Company, to confirm such resignations, and to remove the Executive as a signatory on any accounts maintained by Camden, Development, or any Affiliates of either of them (or any of their respective benefit plans).

(c) The Executive shall not be entitled to severance benefits pursuant to any other severance plan, policy or arrangement of Camden, Development, or any Affiliates of either of them.

(d) In the event that the Company provides the Executive notice of termination without Cause pursuant to Section 5.1 or the Executive provides the Company notice of termination pursuant to Section 5.2, the Company will have the option to place the Executive on paid administrative leave during the notice period.

5.5	Certain Defined Terms.

(a) As used herein, “Accrued Obligations” means:

(i) any Base Salary that had accrued but had not been paid (including accrued and unpaid vacation time) on or before the Severance Date; and

(ii) any reimbursement due to the Executive pursuant to Section 4.2 for expenses reasonably incurred by the Executive on or before the Severance Date and documented and pre-approved, to the extent applicable, in accordance with the Company’s expense reimbursement policies in effect at the applicable time.

(b) As used herein, “Affiliate” of Camden, Development, or the Company means a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Camden, Development, or either of them. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

(c) As used herein, “Cause” shall mean, as reasonably determined by the Board (excluding the Executive, if the Executive is then a member of the Board) based on the information then known to it, that one or more of the following has occurred:

(i) the Executive is convicted of, pled guilty or pled nolo contendere to a felony or any crime involving fraud or dishonesty (in each case, under the laws of the United States or any relevant state, or a similar crime or offense under the applicable laws of any relevant foreign jurisdiction);

(ii) the Executive has engaged in acts of fraud, dishonesty or other acts of willful misconduct in the course of the Executive’s duties hereunder;

(iii) the Executive willfully fails to perform or uphold the Executive’s duties under this Agreement and/or willfully fails to comply with reasonable directives of the Board; or

(iv) a breach in any material respect by the Executive of this Agreement, the Restrictive Covenants Agreement, or any other contract the Executive is a party to with Camden, Development, or any Affiliate of either of them, or any written policy of Camden, Development, or any Affiliate of either of them that is applicable to Company executives or employees generally;

provided, however, that any condition or conditions, as applicable, referenced in clause (iii) or clause (iv) above shall not (if a cure is reasonably possible in the circumstances) constitute Cause unless both: (x) the Company provides written notice to the Executive of such condition(s) claimed to constitute Cause (such notice to be delivered in accordance with Section 17), and (y) the Executive fails to remedy such condition(s) within thirty (30) days of receiving such written notice thereof. For purposes of the foregoing definition of Cause, no act or failure to act, on the Executive’s part shall be considered “willful” unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive’s action or omission was in the best interest of the Company.

(d) As used herein, “Change in Control” shall mean the occurrence of any of the following after the Effective Date:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”, and such an individual, entity, or group, an “Exchange Act Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either: (1) the then-outstanding company shares of Camden (the “Outstanding Company Common Shares”); or (2) the combined voting power of the then-outstanding voting securities of Camden entitled to vote generally in the election of Trust Managers (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this clause (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from Camden; (B) any acquisition by Camden; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Camden or an Affiliate or a successor; and (D) any acquisition by any entity pursuant to a transaction that complies with clauses (iii)(1), (2) and (3) below;

(ii) a change in the Board or its members such that individuals who, as of the later of the Effective Date or the date that is two (2) years prior to such change (the later of such two dates is referred to as the “Measurement Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Trust Manager subsequent to the Measurement Date whose election, or nomination for election by Camden’s shareholders, was approved by a vote of at least two-thirds of the Trust Managers then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Trust Managers or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving Camden or any of its Affiliates, a sale or other disposition of all or substantially all of Camden’s assets, or the acquisition of assets or stock of another entity by Camden or any of its Affiliates (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding common shares and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of Trust Managers or directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns Camden or all or substantially all of Camden’s assets directly or through one or more subsidiaries (a “Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Shares and the Outstanding Company Voting Securities, as the case may be, (2) no Exchange Act Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of Camden or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, more than twenty-five percent (25%) of, respectively, the then-outstanding common shares of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of twenty-five (25%) existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors, trust managers, or trustees, as the case may be, of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board (determined pursuant to clause (ii) above using the date that is the later of the Effective Date or the date that is two years prior to the Business Combination as the Measurement Date) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) Camden’s shareholders approve a complete liquidation or dissolution of Camden other than in the context of a transaction that does not constitute a Change in Control under clause (iii) above.

(e) As used herein, “Disability” shall mean a physical or mental impairment which, as reasonably determined by the Board, renders the Executive unable to perform the essential functions of the Executive’s employment with Development, even with reasonable accommodation that does not impose an undue hardship on Development, for more than ninety (90) days in any one hundred eighty (180) day period, unless a longer period is required by federal or state law, in which case that longer period would apply. The Executive agrees to reasonably cooperate with the Board in making any such determination as to the existence of Disability.

(f) As used herein, “Good Reason” shall mean the occurrence (without the Executive’s consent) of any one or more of the following conditions:

(i) a material diminution by the Company in the Executive’s rate of Base Salary;

(ii) a material diminution by the Company in the Executive’s authority, duties, or responsibilities;

(iii) a material diminution by the Company in the authority, duties, or responsibilities of the supervisor to whom the Executive is required to report;

(iv) a material change by the Company in the geographic location of the Executive’s principal office with the Company (for this purpose, in no event shall a relocation of such office to a new location that is not more than fifty (50) miles from the current location of the Executive’s principal office with the Company constitute a “material change”); or

(v) a material breach by the Company of this Agreement;

provided, however, that any such condition or conditions, as applicable, shall not constitute Good Reason unless both: (x) the Executive provides written notice to the Company of the condition claimed to constitute Good Reason within sixty (60) days of the initial existence of such condition(s) (such notice to be delivered in accordance with Section 17), and (y) the Company fails to remedy such condition(s) within thirty (30) days of receiving such written notice thereof; and provided, further, that in all events the termination of the Executive’s employment with the Company shall not constitute a termination for Good Reason unless such termination occurs not more than one hundred and twenty (120) days following the initial existence of the condition claimed to constitute Good Reason.

(g) As used herein, “Gross Income” shall mean, collectively, the Base Salary, the Incentive Bonus, the Long-Term Incentive Compensation and any other compensation and benefits received by the Executive from the Company, including, but not limited to, annual bonus amounts, deferred compensation amounts and the value, determined by the Board in good faith, of share options, restricted share grants, dividend equivalent rights and similar awards granted to the Executive

(assuming for purposes of such calculation that all grants have vested), but excluding untaxed fringe benefits. For purposes of making the calculation of share options, restricted share grants, dividend equivalent rights and similar awards, the Board shall make such calculation and shall use the Black-Scholes pricing model for its calculation; provided, however, that if the Black-Scholes pricing model cannot be used to value the types of benefits being valued, the Board shall use any other reasonable method of calculation based upon the recommendation of the Company’s independent compensation consultant (or if there is none, an independent compensation consultant retained by the Board for such purpose).

(h) As used herein, the term “Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

(i) As used herein, a “Separation from Service” occurs when the Executive dies, retires, or otherwise has a termination of employment with the Company that constitutes a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h)(1), without regard to the optional alternative definitions available thereunder.

5.6

Notice of Termination; Employment Following Expiration of Period of Employment. Any termination of the Executive’s employment, and the Period of Employment, under this Agreement shall be communicated by written notice of termination from the Executive to the Company, or from the Company to the Executive, as the case may be. This notice of termination must be delivered in accordance with Section 17 and must indicate the specific provision(s) of this Agreement relied upon in effecting the termination. If the Company or the Executive delivers notice of non-renewal of the Period of Employment pursuant to Section 2 and the Executive continues to be employed by the Company following the expiration of the Period of Employment, the Executive’s employment by the Company following the expiration of the Period of Employment shall be on an at-will basis and may be terminated by the Company or by the Executive at any time, for any reason (or for no reason), with or without advance notice, and the Executive shall not be entitled to the payments set forth in Section 5.3(b) or 5.3(c).

5.7	Limitation on Benefits.

(a) Notwithstanding anything contained in this Agreement to the contrary, to the extent that the payments and benefits provided under this Agreement and benefits provided to, or for the benefit of, the Executive under any other Company plan or agreement (such payments or benefits are collectively referred to as the “Benefits”) would be subject to the excise tax (the “Excise Tax”) imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the Benefits shall be reduced (but not below zero) if and to the extent that a reduction in the Benefits would result in the Executive retaining a larger amount, on an after-

tax basis (taking into account federal, state and local income taxes and the Excise Tax), than if the Executive received all of the Benefits (such reduced amount is referred to hereinafter as the “Limited Benefit Amount”). Unless the Executive elects a different order of reduction, any such election to be consistent with the requirements of Section 409A of the Code, to the extent that a reduction in payments or benefits is required pursuant to this Section 5.7(a), the Company shall reduce or eliminate amounts which are payable first from any cash severance and cash bonuses, then from any payment in respect of an equity award that is not covered by Treas. Reg. Section 1.280G-1 Q/A-24(b) or (c), then from any payment in respect of an equity award that is covered by Treas. Reg. Section 1.280G-1 Q/A-24(c), in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as defined below). Any election given by the Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive’s rights and entitlements to any benefits or compensation. Nothing in this Section 5.7(a) shall require the Company or any of its affiliates to be responsible for, or have any liability or obligation with respect to, the Executive’s excise tax liabilities under Section 4999 of the Code so long as this Section 5.7(a) is correctly applied by the Company.

(b) A determination as to whether the Benefits shall be reduced to the Limited Benefit Amount pursuant to this Agreement and the amount of such Limited Benefit Amount shall be made by the Company’s independent public accountants or another certified public accounting firm or executive compensation consulting firm of national reputation designated by the Company (the “Firm”) at the Company’s expense. The Firm shall provide its determination (the “Determination”), together with detailed supporting calculations (including the value of any post-termination non-compete and other obligations of the Executive taken into account for purposes of the Determination) and documentation to the Company and the Executive within ten (10) business days of the date of termination of the Executive’s employment, if applicable, or such other time as reasonably requested by the Company or the Executive (provided the Executive reasonably believes that any of the Benefits may be subject to the Excise Tax), and if the Firm determines that no Excise Tax is payable by the Executive with respect to any Benefits, it shall furnish the Executive with an opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to any such Benefits. Unless the Executive provides written notice to the Company within ten (10) business days of the delivery of the Determination to the Executive that the Executive disputes such Determination, the Determination shall be binding, final and conclusive upon the Company and the Executive.

6.

Confidentiality Agreements. Concurrently herewith, the Executive shall execute and deliver to each of Camden and Development a Proprietary Information and Noncompetition Agreement in the form attached hereto as Exhibit A (the “Restrictive Covenants Agreement”).

7.

Withholding Taxes. Notwithstanding anything else herein to the contrary, the Company may withhold (or cause there to be withheld, as the case may be) from any amounts otherwise due or payable under or pursuant to this Agreement such federal, state and local income, employment, or other taxes as may be required to be withheld pursuant to any applicable law or regulation. Except for such withholding rights, the Executive is solely responsible for any and all tax liability that may arise with respect to the compensation provided under or pursuant to this Agreement.

8.	Successors and Assigns.

(a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives.

(b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. Without limiting the generality of the preceding sentence, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor or assignee, as applicable, which assumes and agrees to perform this Agreement by operation of law or otherwise.

9.

Number and Gender; Examples. Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.

10.

Section Headings. The section headings of, and titles of paragraphs and subparagraphs contained in, this Agreement are for the purpose of convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation thereof.

11.

Governing Law; Dispute Resolution. This Agreement will be governed by and construed in accordance with the laws of the state of Texas, without giving effect to any choice of law or conflicting provision or rule (whether of the state of Texas or any other jurisdiction) that would cause the laws of any jurisdiction other than the state of Texas to be applied. Any dispute arising out of or related to this Agreement shall be resolved through binding arbitration. Each party shall be responsible for its or his or her own costs and attorneys’ fees in connection with the arbitration, as well as half of the costs of the arbitration.

12.

Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable under any present or future law, and if the rights and obligations of any party under this Agreement will not be materially and adversely affected thereby, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable; furthermore, in lieu of such invalid or unenforceable provision there will be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible. Notwithstanding the foregoing, if such provision could be more narrowly drawn (as to geographic scope, period of duration or otherwise) so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

13.

Entire Agreement. This Agreement and the Restrictive Covenants Agreement (together, the “Integrated Agreement”) embody the entire agreement of the parties hereto respecting the matters within its scope. The Integrated Agreement supersedes all prior and contemporaneous agreements of the parties hereto that directly or indirectly bears upon the subject matter hereof. Any prior negotiations, correspondence, agreements, proposals or understandings relating to the subject matter hereof shall be deemed to have been merged into the Integrated Agreement, and to the extent inconsistent herewith, such negotiations, correspondence, agreements, proposals, or understandings shall be deemed to be of no force or effect. There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter hereof, except as expressly set forth in the Integrated Agreement.

14.

Modifications. This Agreement may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Agreement, which agreement is executed by the Executive, by an authorized officer of Camden, and by an authorized officer of Development.

15.

Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

16.

Remedies. Each of the parties to this Agreement and any Person granted rights hereunder whether or not such person or entity is a signatory hereto shall be entitled to enforce its rights under this Agreement specifically to recover damages and costs for any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that monetary damages may not be an adequate remedy for any breach of the provisions of this Agreement and that each party (as well as each other Person granted rights hereunder) may in its sole discretion obtain permanent injunctive or equitable relief. In addition, each party may also apply to any court of law or equity of competent jurisdiction for provisional injunctive or equitable relief, including a temporary restraining or preliminary injunction (without any requirement to post any bond or deposit). Each party shall be responsible for paying its own attorneys’ fees, costs and other expenses pertaining to any such legal proceeding and enforcement regardless of whether an award or finding or any judgment or verdict thereon is entered against either party.

17.

Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, transmitted via telecopier, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated or at such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder and received when delivered personally, when received if transmitted via telecopier, five days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

if to Camden and/or Development:

Camden Property Trust

Attention: General Counsel

2800 Post Oak Boulevard, Suite 2700

Houston, Texas 77056

if to the Executive, to the address most recently on file in the payroll records of Development.

18.

Counterparts; Electronic Signature. This Agreement may be signed and/or transmitted in one or more counterparts by facsimile, e-mail of a .PDF, .TIF, .GIF, .JPG or similar attachment or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart, and that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s hand-written signature. The parties further consent and agree that (1) to the extent a party signs this Agreement using electronic signature technology, by clicking “sign” (or similar acknowledgement of acceptance), such party is signing this Agreement electronically, and (2) that electronic signatures appearing on this Agreement shall be treated, for purposes of validity, enforceability and admissibility, the same as hand-written signatures.

19.

Legal Counsel; Mutual Drafting. Each party recognizes that this is a legally binding contract and acknowledges and agrees that they have had the opportunity to consult with legal counsel of their choice. Each party has cooperated in the drafting, negotiation and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against either party on the basis of that party being the drafter of such language. The Executive agrees and acknowledges that the Executive has read and understands this Agreement, is entering into it freely and voluntarily, and has been advised to seek counsel prior to entering into this Agreement and has had ample opportunity to do so.

20.

Clawback Policy. Any amounts awarded or payable pursuant to this Agreement are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or other compensation (or cash, shares or other property received pursuant to awards, or value received from a disposition or such shares or other property). The Executive agrees to comply with, and promptly repay to the Company any amounts that are required to be repaid pursuant to, such policy.

21.	Section 409A.

(a) It is intended that any amounts payable under this Agreement shall either be exempt from or comply with Section 409A of the Code (including the Treasury regulations and other published guidance relating thereto) (“Code Section 409A”) so as not to subject the Executive to payment of any additional tax, penalty or interest imposed under Code Section 409A. The provisions of this Agreement shall be construed and interpreted to avoid the imputation of any such additional tax, penalty or interest under Code Section 409A yet preserve (to the nearest extent reasonably possible) the intended benefit payable to the Executive. Any installment payments provided for in this Agreement shall be treated as a series of separate payments for purposes of Code Section 409A.

(b) If the Executive is a “specified employee” within the meaning of Treasury Regulation Section 1.409A-1(i) as of the date of the Executive’s Separation from Service, the Executive shall not be entitled to any payment or benefit pursuant to Section 5.3(b), 5.3(c) or 5.3(d) until the earlier of (i) the date which is six (6) months after the Executive’s Separation from Service for any reason other than death, or (ii) the date of the Executive’s death. The provisions of this Section 21(b) shall only apply if, and to the extent, required to avoid the imputation of any tax, penalty or interest pursuant to Code Section 409A. Any amounts otherwise payable to the Executive upon or in the six (6) month period following the Executive’s Separation from Service that are not so paid by reason of this Section 21(b) shall be paid (without interest) as soon as practicable (and in all events within thirty (30) days) after the date that is six (6) months after the Executive’s Separation from Service (or, if earlier, as soon as practicable, and in all events within thirty (30) days, after the date of the Executive’s death).

(c) To the extent that any benefits pursuant to Section 5.3(b)(ii), 5.3(c)(ii) or reimbursements pursuant to Section 4.2 are taxable to the Executive, any reimbursement payment due to the Executive pursuant to any such provision shall be paid to the Executive on or before the last day of the Executive’s taxable year following the taxable year in which the related expense was incurred. The benefits and reimbursements pursuant to such provisions are not subject to liquidation or exchange for another benefit and the amount of such benefits and reimbursements that the Executive receives in one taxable year shall not affect the amount of such benefits or reimbursements that the Executive receives in any other taxable year.

[The remainder of this page has intentionally been left blank.]

IN WITNESS WHEREOF, the Executive, Camden and Development have executed this Agreement as of the date first set forth above.

“Executive”

/s/ Benjamin D. Fraker
Benjamin D. Fraker

“Camden”
Camden Property Trust, a Texas real estate investment trust

By:	/s/ Joshua L. Lebar
Print Name: Joshua L. Lebar
Its: Senior Vice President-General Counsel and Secretary

“Development”
Camden Development, Inc., a Delaware corporation

By:	/s/ Joshua L. Lebar
Print Name: Joshua L. Lebar
Its: Senior Vice President-General Counsel and Secretary

EXHIBIT A

RESTRICTIVE COVENANTS AGREEMENT

[See Attached]

Exhibit A	Restrictive Covenants Agreement

PROPRIETARY INFORMATION AND

NONCOMPETITION AGREEMENT

As a condition of my employment with Camden Development, Inc. (the “Company”), and in consideration of my employment with the Company and my access to and receipt of Confidential Information (as defined below), and my receipt of the compensation now and hereafter paid to me by the Company or any of its Affiliates (as defined below), I (the undersigned EMPLOYEE; and all first-person references in this Agreement refer to the undersigned EMPLOYEE) agree to the following:

1. At-Will Employment; Company Policies. I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR AN UNSPECIFIED DURATION AND CONSTITUTES “AT-WILL” EMPLOYMENT. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS OBTAINED IN WRITING AND SIGNED BY AN OFFICER OF THE COMPANY (OTHER THAN ME). I ACKNOWLEDGE THAT THIS EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT THE OPTION EITHER OF THE COMPANY OR MYSELF, WITH OR WITHOUT NOTICE. I FURTHER ACKNOWLEDGE THAT THE COMPANY MAY MODIFY JOB TITLES, JOB DUTIES, SALARIES AND BENEFITS FROM TIME TO TIME AS IT DEEMS NECESSARY.

I agree that, at all times during my employment with the Company and for any applicable period following the last day of my employment with the Company last day of employment with the Company (the last day of my employment with the Company, regardless of the reason for such termination of employment, my “Separation Date”), I will comply with all applicable policies of the Company and its Affiliates applicable to Company employees, as well as the Camden Property Trust Code of Business Conduct and Ethics, the Camden Property Trust Code of Ethical Conduct for Senior Financial Officers, any applicable clawback or recoupment policy of the Company or any of its Affiliates, and, in each case including any successor policy, and as each may be in effect from time to time.

2. Confidential Information.

(A) Confidentiality Generally. The Company agrees that, during my employment, it will provide me with access to and that I will receive Confidential Information (as defined below). I agree that I will not disclose or use at any time, either during the period of my employment with the Company or thereafter, any Confidential Information (as defined below) of which I am or become aware, whether or not such information is developed by me, except to the extent that such disclosure or use is during my employment with the Company, is within the scope of my duties for the Company, and is directly related to and required in the good faith performance of my duties for the Company. I will take all appropriate steps to safeguard Confidential Information in my possession and to protect it against disclosure, misuse, espionage, loss and theft. I will deliver to the Company at the termination of my employment with the Company, or at any time the Company may request, all memoranda, communications, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to, reflecting or containing the Confidential Information which was provided to me, which I may then possess, or which I have under my control. I understand and agree that the requirements in this Section 2(A) apply regardless of when I received, or received access to, the Confidential Information.

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As used in this Proprietary Information and Noncompetition Agreement (this “Agreement”), the term “Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by the Company or its Affiliates in connection with their respective businesses, including, but not limited to, information, observations and data obtained by me while employed by (or an officer of) the Company or its Affiliates or any predecessors thereof (including those obtained prior to the date of this Agreement) concerning (i) the business or affairs of the Company or its Affiliates (or such predecessors), (ii) products or services, (iii) property lists, prospective property lists, and details of agreement with sellers, (iv) fees, costs and pricing structures and strategies, (v) designs, (vi) analyses, (viii) drawings, photographs and reports, (viii) computer software, including operating systems, applications and program listings, (ix) flow charts, manuals and documentation, (x) data bases, (xi) accounting and business methods, (xii) inventions, devices, new developments, development plans, product roadmaps, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xiii) customers and clients, customer or client lists, and the preferences of, and negotiations with, customers and clients, (ix) personnel information of other officers, employees, directors, trust managers, and independent contractors (including their compensation, unique skills, experience and expertise, and disciplinary matters), (xv) other copyrightable works, (xvi) all production methods, processes, technology and trade secrets, and (xvii) all similar and related information in whatever form. Confidential Information will not include any information that has been published (other than a disclosure by me in breach of this Agreement) in a form generally available to the public prior to the date I propose to disclose or use such information. Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

As used in this Agreement, the term “Affiliate” means a Person (as defined below) that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. (For clarity, and without limitation, “Affiliate” includes Camden Property Trust, a Texas real estate investment trust (“Camden Property Trust”), as well as each Person controlled, directly or indirectly through one or more intermediaries, by it.) As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. As used in this Agreement, the term “Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

(B) Former Employer Information. I agree that I will not, during my employment with the Company (including in providing services to any Affiliate of the Company), improperly use or disclose any proprietary information (including, but not limited to, software, source and object code, developments, techniques, inventions, processes, technology, designs and drawings) or trade secrets of any former or concurrent employer or other Person and that I will not bring onto the premises of the Company or any of its Affiliates, or transfer onto the Company’s (or any of its Affiliate’s) technology systems or equipment, any unpublished document or proprietary information belonging to any such employer or Person unless consented to in writing by such employer or Person.

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(C) Third-Party Information. I recognize that the Company and its Affiliates have received and in the future will receive from third parties associated with the Company or any of its Affiliates (such as without limitation, customers, suppliers, licensors, licensees, partners, and collaborators of the Company and its Affiliates) (“Associated Third Parties”) their confidential or proprietary information subject to a duty on the Company’s part (or an Affiliate’s part) to maintain the confidentiality of such information and to use it only for certain limited purposes (“Associated Third-Party Confidential Information”). By way of example, Associated Third-Party Confidential Information may include the habits or practices of Associated Third Parties, the technology of Associated Third Parties, requirements of Associated Third Parties, and information related to the business conducted between the Company (or an Affiliate) and such Associated Third Parties. I agree at all times during my employment with the Company and thereafter to hold the Associated Third-Party Confidential Information in the strictest confidence and not to disclose it to any Person or to use it except as necessary in carrying out my work for the Company and its Affiliates consistent with the Company’s (or Affiliate’s) agreement with such Associated Third Parties. I further agree to comply with any and all Company policies and guidelines that may be adopted from time to time regarding Associated Third Parties and Associated Third-Party Confidential Information.

(D) Exceptions. Notwithstanding anything in this Section 2 or elsewhere in this Agreement to the contrary, I may truthfully respond to a lawful and valid subpoena or other legal process. Furthermore, and notwithstanding anything in this Section 2 or elsewhere in this Agreement to the contrary, nothing in this Agreement limits my right (i) to discuss the terms, wages, and working conditions of my employment to the extent permitted and/or protected by applicable labor laws, (ii) to report Confidential Information in a confidential manner either to a federal, state or local government official or to an attorney where such disclosure is solely for the purpose of reporting or investigating a suspected violation of law, or (iii) to disclose Confidential Information in an anti-retaliation lawsuit or other legal proceeding, so long as that disclosure or filing is made under seal and I does not otherwise disclose such Confidential Information, except pursuant to court order. Pursuant to the Defend Trade Secrets Act of 2016, I acknowledge that I may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of Confidential Information that: (a) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed in a lawsuit or other proceeding, provided that such filing is made under seal. Further, I understand that the Company will not retaliate against me in any way for any such disclosure made in accordance with the law. In the event a disclosure is made, and I file any type of proceeding against the Company alleging that the Company retaliated against me because of my disclosure, I may disclose the relevant Confidential Information to my attorney and may use the Confidential Information in the proceeding if (x) I file any document containing the Confidential Information under seal, and (y) I do not otherwise disclose the Confidential Information except pursuant to court or arbitral order.

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3. Social Media and Online Accounts. I agree that I will not register or cause to be registered any social media account or other online account using the Company’s (or any Affiliate’s) name or marks or for use by or on behalf of the Company and its Affiliates except using a Company (or Affiliate) email address and, if applicable, a Company (or Affiliate) telephone number, and that all such accounts are the sole property of the Company and its Affiliates. I agree to provide to the Company upon request, whether before or after the termination of my employment with the Company, all credentials and passwords associated with such accounts.

4. Prior Relationships. I represent and warrant to the Company and its Affiliates that I have no other agreements, relationships, or commitments to any other Person that conflict with my obligations to the Company and its Affiliates (under this Agreement or otherwise), or my ability to be employed and perform the services for which I am being employed by the Company. I further agree that if I have signed a confidentiality agreement or similar type of agreement with any former employer or other Person, I will comply with the terms of any such agreement to the extent that its terms are lawful under applicable law. I represent and warrant that after undertaking a careful search (including searches of any computers, cell phones, electronic devices, and documents), I have returned all property and confidential information belonging to all prior employers. Furthermore, to the extent I am subject to any ongoing obligations (such as, without limitation, non-competition, non-solicitation of employees, or non-solicitation of customers), other than customary ongoing confidentiality obligations, I have provided a copy of such obligations to the Company. I agree to fully indemnify the Company, its Affiliates, and their respective trust managers, directors, officers, agents, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns for all verdicts, judgments, settlements, and other losses incurred by any of them resulting from my breach of my obligations under any agreement to which I am a party or obligation to which I am bound, as well as any reasonable attorneys’ fees and costs if the plaintiff is the prevailing party in such an action, except as prohibited by law.

5. No Conflicting Employment. I hereby agree that, during the period I am employed with the Company, I will not engage in any other employment, occupation or consulting or commitment directly related to the business in which the Company or any of its Affiliates is now involved or becomes involved during such period of my employment, nor will I engage in any other activities that conflict or interfere with my obligations to the Company or any of its Affiliates.

6. Restriction on Competition. I acknowledge that in the course of my employment that I will be provided with and become familiar with the Confidential Information. I further acknowledge that having access to and knowledge of the Confidential Information is an extremely valuable and unique asset of the Company and its Affiliates that gives them a competitive advantage over Persons that do not possess such information and knowledge. Therefore, in order to protect the Confidential Information and reduce the likelihood of irreparable damage which would occur in the event such information is provided to or used by a competitor of the Company or its Affiliates, and to additionally protect the goodwill and relationships the Company has established with its clients, customers, suppliers, licensees and other third parties, I agree that , during the period of my employment with the Company and for a period of twelve (12) months after my Separation Date (together, the “Restricted Period”), I will not, within the Restricted Area (as defined below), directly or indirectly through any other Person engage in, enter the employ of,

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render any services to, have any ownership interest in, nor participate in the financing, operation, management or control of, any Competing Business (as defined below). For purposes of this Agreement, the phrase “directly or indirectly through any other Person engage in” shall include, without limitation, any direct or indirect ownership or profit participation interest in such enterprise, whether as an owner, stockholder, member, partner, joint venturer or otherwise, and shall include any direct or indirect participation in such enterprise as an employee, consultant, director, officer, licensor of technology or otherwise. For purposes of this Agreement, “Competing Business” means a Person that is engaged in the Business (as defined below) or has specific plans to engage in the Business; and “Restricted Area” means the metropolitan area and the thirty (30) mile radius of each such metropolitan area in which (i) the Company or its Affiliates owns one or more properties (whether developed or undeveloped or otherwise) or (ii) has specific plans during my employment to acquire or develop one or more properties. For purposes of this Agreement, “Business” means the business of the Company and its Affiliates as described in the Annual Report on Form 10-K most recently (as of the applicable time, and following the Separation Date, as last filed prior to the Separation Date) filed by Camden Property Trust (or any successor to Camden Property Trust, as the case may be) as well as any other business in which the Company or any of its Affiliates is engaged during the period I am employed with the Company. However, nothing herein shall prohibit me from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as I have no active participation in the business of such corporation.

7. Non-Solicitation of Employees and Consultants. During the Restricted Period, I will not directly or indirectly through any other Person solicit, induce or encourage, or attempt to solicit, induce or encourage, any employee or independent contractor of the Company or any Affiliate of the Company to leave the employ or service, as applicable, of the Company or such Affiliate, or become employed or engaged by any third party, or in any way interfere with the relationship between the Company or any such Affiliate, on the one hand, and any employee or independent contractor thereof, on the other hand.

8. Non-Interference with Customers. During the Restricted Period, I will not, directly or indirectly through any other Person, influence or attempt to influence customers, vendors, suppliers, licensors, lessors, joint venturers, associates, consultants, agents, or partners of the Company or any Affiliate of the Company to divert their business away from the Company or such Affiliate. In addition, during the Restricted Period, I will not interfere with, disrupt or attempt to disrupt the business relationships, contractual or otherwise, between the Company or any Affiliate of the Company, on the one hand, and any of its or their customers, suppliers, vendors, lessors, licensors, joint venturers, associates, officers, employees, consultants, managers, partners, members or investors, on the other hand.

9. Cooperation. During the period of my employment with the Company and at all times thereafter, I will reasonably cooperate with the Company and its Affiliates in connection with: (a) the transition of my duties and responsibilities (or former duties and responsibilities, as the case may be); (b) any internal or governmental investigation or administrative, regulatory, arbitral or judicial proceeding involving the Company and any Affiliates with respect to matters relating to my employment with the Company or any Affiliate (collectively, “Litigation”); and (c) any audit of the financial statements of the Company or any Affiliate with respect to the period of time when I was employed by the Company or any Affiliate (“Audit”). I acknowledge that such

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cooperation may include, but shall not be limited to, making myself available to the Company or any Affiliate (or their respective attorneys or auditors) upon reasonable notice for: (i) interviews, factual investigations, and providing declarations or affidavits that provide truthful information in connection with any Litigation or Audit; (ii) appearing at the request of the Company or any Affiliate to give testimony without requiring service of a subpoena or other legal process; (iii) volunteering to the Company or any Affiliate pertinent information related to any Litigation or Audit; and (iv) turning over to the Company or any Affiliate any documents relevant to any Litigation or Audit that are or may come into the my possession.

10. Return of Property. I agree that, upon my Separation Date, or any other time as the Company may request, I will immediately return to the Company any and all property of the Company and its Affiliates, including but not limited to any Company Confidential Information, Associated Third-Party Confidential Information, as well as all devices and equipment belonging to the Company or any Affiliate (including computers, handheld electronic devices, telephone equipment, and other electronic devices), credit cards, passwords, keys, security key cards, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, any of its Affiliates, or any of their respective its successors or assigns. The obligation to return all documents of the Company and its Affiliates includes but is not limited to, copies of any documents maintained on paper or in any electronic format that exists on any personal email account, computer, personal digital assistant, memory stick, USB device, cloud computing software or any other electronic device or media (collectively, “Devices and Media”). Upon returning such documents to the Company, I agree that I will then permanently delete from my Devices and Media any and all such documents that contain Company Confidential Information and/or Associated Third-Party Confidential Information.

11. Nondisparagement. I agree that I shall not make any negative or disparaging statements (orally or in writing or in any medium, including via blogging or otherwise posting or publishing comments electronically or via the internet) about the Company, its Affiliates, or any of their respective Trust Managers, directors, officers, employees, agents, consultants, properties, developments, services or business practices; provided that (a) this Section 11 is in all cases subject to the exceptions set forth in Section 2(D), (2) I am free to communicate with any judicial or other governmental entity or agency, (3) I am free to communicate with members of Camden Property Trust’s Board of Trust Managers, the members of the Company’s board of directors, Camden Property Trust’s executive officers, and the Company’s executive officers, and (4) during the period of time I am employed with the Company, I am free to communicate with other officers and employees of the Company and its Affiliates in the good faith performance of my duties for the Company and its Affiliates (such as, without limitation, in the context of performance reviews).

12. Understanding of Covenants. I acknowledge that, in the course of my employment with the Company and/or its Affiliates and their predecessors, I have become familiar, or will become familiar, with the Company’s and its Affiliates’ and their predecessors’ trade secrets and Confidential Information and that my services have been and will be of special, unique and extraordinary value to the Company and its Affiliates. I agrees that the covenants set forth in Sections 2, 6, 7, and 8 through 9 of this Agreement (together, the “Restrictive Covenants”) are reasonable and necessary to protect the Company’s and its Affiliates’ trade secrets and other confidential and proprietary information, good will, stable workforce, and customer relations.

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Without limiting the generality of my agreement in the preceding paragraph, I (i) represent that I am familiar with and have carefully considered the Restrictive Covenants, (ii) represent that I am fully aware of my obligations hereunder, (iii) agree to the reasonableness of the length of time, scope and geographic coverage, as applicable, of the Restrictive Covenants, (iv) agree that the Company and its Affiliates currently conduct business throughout the Restricted Area, and (v) agree that the Restrictive Covenants will continue in effect for the applicable periods set forth above in this Agreement. I understand that the Restrictive Covenants may limit my ability to earn a livelihood in a business similar to the business of the Company and any of its Affiliates, but I nevertheless believe that I have received and will receive sufficient consideration and other benefits as an employee of the Company to clearly justify such restrictions which, in any event (given my education, skills and ability), would not prevent me from otherwise earning a living. I agree that the Restrictive Covenants do not confer a benefit upon the Company and its Affiliates that is disproportionate to the detriment to me.

13. Notification of New Employer. In the event my employment with the Company terminates (regardless of the reason for such termination), I hereby grant consent to notification by the Company (or any Affiliate) to my new employer about my rights and obligations under this Agreement, including the Restrictive Covenants.

14. Use of My Image. I hereby grant the Company and its Affiliates permission to use any images taken of me by or on behalf of the Company or its Affiliates during my employment with the Company for commercial or non-commercial materials and collateral, including, but not limited to, the Company’s and its Affiliates’ websites, publicly-filed documents, presentations, signage and advertisements. I understand that I will not receive any additional compensation for such use and hereby release the Company and its Affiliates, and anyone working on behalf of the Company or any Affiliate, in connection with the use of my images.

15. Audit. I acknowledge that I have no reasonable expectation of privacy in any computer, technology system, email, handheld device, telephone, or documents that are used to conduct the business of the Company and its Affiliates. As such, the Company and each of its Affiliates has the right to audit and search all such items and systems, without further notice to me, to ensure that the Company and its Affiliates are licensed to use the software on the Company’s and the Affiliates’ devices in compliance with the Company’s (or applicable Affiliate’s) software licensing policies, to ensure compliance with the Company’s policies, and for any other business-related purposes in the Company’s sole discretion. I understand that I am not permitted to add any unlicensed, unauthorized, or non-compliant applications to the Company’s (or any Affiliate’s) technology systems and that I shall refrain from copying unlicensed software onto the Company’s (or any Affiliate’s) technology systems or using non-licensed software or websites. I understand that it is my responsibility to comply with the Company’s policies governing use of the Company’s and the Affiliates’ documents and the internet, email, telephone, and technology systems to which I will have access in connection with my employment.

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16. Successors and Assigns.

(a) This Agreement is personal to me and without the prior written consent of the Company shall not be assignable by me other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by my legal representatives.

(b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor or assignee, as applicable.

17. Number and Gender; Examples. Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.

18. Section Headings. The section headings of, and titles of subsections, paragraphs and subparagraphs contained in, this Agreement are for the purpose of convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation thereof.

19. Governing Law; Dispute Resolution. This Agreement will be governed by and construed in accordance with the laws of the state of Texas, without giving effect to any choice of law or conflicting provision or rule (whether of the state of Texas or any other jurisdiction) that would cause the laws of any jurisdiction other than the state of Texas to be applied. In furtherance of the foregoing, the internal law of the state of Texas will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply. Any dispute arising out of or related to this Agreement shall be resolved through binding arbitration. Each party shall be responsible for its or his or her own costs and attorneys’ fees in connection with the arbitration, as well as half of the costs of the arbitration.

20. Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable under any present or future law, and if the rights and obligations of any party under this Agreement will not be materially and adversely affected thereby, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable; furthermore, in lieu of such invalid or unenforceable provision there will be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible. Notwithstanding the foregoing, if such provision could be modified (as to geographic scope, period of duration or otherwise) so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so modified, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

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21. Entire Agreement. This Agreement embodies the entire agreement of the parties hereto respecting the matters within its scope. This Agreement supersedes all prior and contemporaneous agreements of the parties hereto as to such subject matter. Any prior negotiations, correspondence, agreements, proposals or understandings relating to the subject matter hereof shall be deemed to have been merged into this Agreement, and to the extent inconsistent herewith, such negotiations, correspondence, agreements, proposals, or understandings shall be deemed to be of no force or effect. There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter hereof, except as expressly set forth herein. The Employment Agreement, dated March 24, 2026 to which I am a party with the Company and Camden Property Trust is outside of the scope of the foregoing integration provisions of this Section 21 and continues in effect in accordance with its terms.

22. Modifications. This Agreement may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Agreement, which agreement is executed both by me and by an authorized officer of the Company (other than me).

23. Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

24. Enforcement. Each of the parties to this Agreement and any Person granted rights hereunder whether or not such Person is a signatory hereto shall be entitled to enforce its rights under this Agreement specifically to recover damages and costs for any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that each party (as well as each other Person granted rights hereunder) may in its sole discretion obtain permanent injunctive or equitable relief. In addition, each party may also apply to any court of law or equity of competent jurisdiction for provisional injunctive or equitable relief, including a temporary restraining or preliminary injunction (without any requirement to post any bond or deposit), to ensure that the relief sought is not rendered ineffectual by interim harm. Each party shall be responsible for paying its own attorneys’ fees, costs and other expenses pertaining to any such legal proceeding and enforcement regardless of whether an award or finding or any judgment or verdict thereon is entered against either party. Each Affiliate is an express their party beneficiary of this Agreement.

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I agree that my services are unique and that I have access to and will receive Confidential Information. Accordingly, and without limiting the generality of the preceding paragraph, I agree that a breach by me of any of the Restrictive Covenants would cause immediate and irreparable harm to the Company and its Affiliates that would be difficult or impossible to measure, and that damages to the Company and its Affiliates for any such injury would therefore be an inadequate remedy for any such breach. Therefore, I agree that in the event of any breach or threatened breach of any Restrictive Covenant, the Company (or applicable Affiliate) shall be entitled, in addition to and without limitation upon all other remedies the Company (or Affiliate) may have under this Agreement, at law or otherwise, to obtain specific performance, injunctive relief and/or other appropriate relief (without posting any bond or deposit) in order to enforce or prevent any violations of the Restrictive Covenants, or require me to account for and pay over to the Company (or applicable Affiliate) all compensation, profits, moneys, accruals, increments or other benefits derived from or received as a result of any transactions constituting a breach of this Agreement if and when final judgment of a court of competent jurisdiction or arbitrator, as applicable, is so entered against me.

I understand that any breach by me of any of my obligations under this Agreement may (without limiting any other right or remedy of the Company or any of its Affiliates) lead to disciplinary action, up to and including immediate termination and legal action by the Company.

25. Counterparts; Electronic Signature. This Agreement may be signed and/or transmitted in one or more counterparts by facsimile, e-mail of a .PDF, .TIF, .GIF, .JPG or similar attachment or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto, it being understood that all parties need not sign the same counterpart, and that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s hand-written signature. The parties further consent and agree that (1) to the extent a party signs this Agreement using electronic signature technology, by clicking “sign” (or similar acknowledgement of acceptance), such party is signing this Agreement electronically, and (2) that electronic signatures appearing on this Agreement shall be treated, for purposes of validity, enforceability and admissibility, the same as hand-written signatures. Photographic, facsimile, .PDF, .TIF, .GIF, .JPG or similar electronic copies of this Agreement may be used in lieu of the original for any purpose.

26. Legal Counsel. I recognize that this is a legally binding contract. In any construction to be made of this Agreement, the same shall not be construed against either party on the basis of that party being the drafter of such language. I agree and acknowledge that I have read and understand this Agreement, am entering into it freely and voluntarily, and have been advised to seek counsel prior to entering into this Agreement and have had ample opportunity to do so.

27. Retroactivity. If this Agreement is executed after my first day of employment with the Company, this Agreement shall have retroactive effect beginning on the first date of my employment with the Company.

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EMPLOYEE

Date:
Signature
Name of Employee: Benjamin D. Fraker

CAMDEN DEVELOPMENT, INC.

By:
Name:
Title:

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